Exhibit 99.2

125 Broad Street, New York, NY 10004	ACCOUNT NUMBER

FULL TRADING AUTHORIZATION WITH PRIVILEGE TO
WITHDRAW MONEY AND/OR SECURITIES

To Whom It May Concern:

The undersigned hereby authorizes_________________________________________________________
(whose signature appears below) as agent and attorney in fact to buy, sell (including short sales and uncovered short options) and trade in stocks, bonds, options, including those listed on a registered options exchange, and any other securities and/or commodities and/or contracts relating to the same on margin or otherwise in accordance with the terms and conditions of Oppenheimer & Co. Inc. (hereinafter “you” or “your”) for the undersigned’s account and risk and in the undersigned’s name, or number on your books. The undersigned hereby agrees to indemnify and hold you (and your employees, officers, agents, directors, affiliates, parent and successors and assigns) harmless from and to pay you promptly on demand any and all losses arising therefrom or debit balance due thereon.

You are authorized to follow the instructions of the aforesaid agent in every respect concerning the undersigned’s account with you, and make deliveries of securities and payment of moneys to him or as he may order and direct. In all matters and things aforementioned, as well as in all other things necessary or incidental to the furtherance or conduct of the account of the undersigned, the aforesaid agent and attorney in fact is authorized to act for the undersigned and in the undersigned’s behalf in the same manner and with the same force and effect as the undersigned might or could do.

The undersigned hereby ratifies and confirms any and all transactions with you heretofore or hereafter made by the aforesaid agent or for the undersigned’s account.

This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which you may have under any other agreement or agreements between the undersigned and your firm

This authorization and indemnity is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to you and delivered to your office where the undersigned’s account is carried, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation. This authorization and indemnity shall enure to the benefit of your present firm and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of your present firm or any successor firm.

I am familiar with, and fully understand the meaning and intent of this authorization, which permits the withdrawal of money and/or securities by _____________________________________________ on his/her demand of you.

Is Agent a Registered Investment Advisor? ____ yes ____no

You are hereby authorized to forward duplicate copies of confirmations and/or monthly statements to my designated agent.

Date:	(A)
Signature of Customer

(A)
Notary Public		Signature of Customer

City and State
(B)
Signature of Acceptance of Authorized Agent

CUSTOMER KINDLY SIGN BOTH (A) - ALL ACCOUNT OWNERS MUST SIGN WITH NOTARIZATION
AGENT KINDLY SIGN (B)